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                                                                   EXHIBIT 23(b)


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Prospectus and to the use of our report dated February 24, 2000, with respect to the financial statements of Sage Life Assurance of America, Inc. included in this Registration Statement filed on Form S-1 and related Prospectus for the registration of its variable annuity contracts.

                                                /s/ Ernst & Young LLP
                                                -------------------------
                                                Ernst & Young LLP
Stamford, Connecticut
May 1, 2000